FORM 10f-3
Rule 144A Securities
FUND: Managed High Yield Plus Fund, Inc.
Name of Adviser or Sub-Adviser:  UBS Asset Management (Americas) Inc.
1.  Issuer:  NCL Corp LTD 144A
2.  Date of Purchase:  11/05/2015		3.  Date offering commenced: 11/02/2015
4.  Underwriter(s) from whom purchased:   Barclays Capital Inc.
5.  "Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6.  Aggregate principal amount or number of shares purchased: $1,500,000
7.  Aggregate principal amount or total number of
shares of offering:  $600,000,000
8.  Purchase price per unit or share (net of fees and expenses):$100.00
9.  Initial public offering price per unit or share:  $100.00
10.  Commission, spread or profit:  _1.66________%              $____________
11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are sold in an offering exempt from
registration under Section 4(2) of the Securities Act of
1933, Rule 144A or Regulation D.
b.	The securities are sold to persons reasonably believed
to be "qualified institutional buyers" ("QIBs").
c.	The securities are reasonably believed to be eligible for
resale to other QIBs.
d.	The securities were purchased prior to the end of the
first day on which any sales are made (or, if a rights
offering, the securities were purchased on or before the
fourth day preceding the day on which the offering
terminated).


X_____


X______

X______





X______



_______


_______

_______





_______

e.	The securities were purchased at a price not more than
the price paid by each other purchaser in the offering or
any concurrent offering.
f.	The underwriting was a firm commitment underwriting.
YES

X______

X______
NO

_______

_______
g.	The commission, spread or profit was reasonable and
fair in relation to that being received by others for underwriting similar securities during the same period.


X______


_______
h.	The issuer of the securities and any predecessor has
been in continuous operation for not less than three years.


X______


_______
i.	The amount of such securities purchased by the Fund
and all other accounts over which the Adviser (or Sub-
Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.




X______




_______
j.	No Affiliated Underwriter benefited directly or
indirectly from the purchase.

X______


_______
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular,
"Affiliated Underwriter" is defined as affiliates
of the Adviser or Sub-Adviser participating in a
selling syndicate, as applicable.
Approved:   /s/ Matthew Iannucci		Date: 2/5/2016___
Print Name:   Matthew Iannucci


FORM 10f-3
Rule 144A Securities
FUND: Managed High Yield Plus Fund, Inc.
Name of Adviser or Sub-Adviser:  UBS Asset Management (Americas) Inc.
1.  Issuer:  Molina Healthcare Inc. Rule 144A
2.  Date of Purchase:  11/05/2015		3.  Date offering commenced: 11/02/2015
4.  Underwriter(s) from whom purchased:   Sun Trust Robinson Humphrey Inc.
5.  "Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6.  Aggregate principal amount or number of shares purchased: $7,500,000
7.  Aggregate principal amount or total number of
shares of offering:  $700,000,000
8.  Purchase price per unit or share (net of fees and expenses):$100.00
9.  Initial public offering price per unit or share:  $100.00
10.  Commission, spread or profit:  _1.25________%              $____________
11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are sold in an offering exempt from
registration under Section 4(2) of the Securities Act of
1933, Rule 144A or Regulation D.
b.	The securities are sold to persons reasonably believed
to be "qualified institutional buyers" ("QIBs").
c.	The securities are reasonably believed to be eligible for
resale to other QIBs.
d.	The securities were purchased prior to the end of the
first day on which any sales are made (or, if a rights
offering, the securities were purchased on or before the
fourth day preceding the day on which the offering
terminated).


X_____


X______

X______





X______



_______


_______

_______





_______

e.	The securities were purchased at a price not more than
the price paid by each other purchaser in the offering or
any concurrent offering.
f.	The underwriting was a firm commitment underwriting.
YES

X______

X______
NO

_______

_______
g.	The commission, spread or profit was reasonable and
fair in relation to that being received by others for underwriting similar securities during the same period.


X______


_______
h.	The issuer of the securities and any predecessor has
been in continuous operation for not less than three years.


X______


_______
i.	The amount of such securities purchased by the Fund
and all other accounts over which the Adviser (or Sub-
Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.




X______




_______
j.	No Affiliated Underwriter benefited directly or
indirectly from the purchase.

X______


_______
Note: Refer to the Rule 10f-3 Procedures for the
definitions of the capitalized terms above.  In particular,
"Affiliated Underwriter" is defined as affiliates
of the Adviser or Sub-Adviser participating in a
selling syndicate, as applicable.
Approved:   /s/ Matthew Iannucci	____________	Date: 2/5/2016___
Print Name:   Matthew Iannucci